                                                                    EXHIBIT 20.2


                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                   For the July 11, 2001 Determination Date
                          For the 47th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
     Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and
     Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is July 11, 2001, which is a Determination
     Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                               $105,643,541.46

          (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
               Finance Charge Receivables) was                                           $12,053,920.56

          (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of
               Principal Receivables) was                                                $93,589,620.90

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                       $842,005,476.67

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                       $125,928,482.40

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                             $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

     11.  Monthly Period Trust Activity
     (a)  Trust Activity                                                        Total Trust
          =======================================================          ======================
          Beginning Aggregate Principal Receivables                             831,486,873.65
          Beginning Excess Funding Account Balance                                        0.00
          Beginning Total Principal Balance                                     831,486,873.65
          Collections of Finance Charge Receivables                              12,053,920.56
          Discount Percentage                                                             0.00
          Discount Option Receivables Collections                                         0.00
          Net Recoveries                                                                  0.00
          Total Collections of Finance Charge Receivables                        12,053,920.56
          Total Collections of Principal Receivables                             93,589,620.90
          Net Default Amount                                                      3,442,324.39
          Minimum Aggregate Principal Receivables Balance                       700,000,000.00
          Ending Aggregate Principal Receivables                                825,928,482.40
          Ending Excess Funding Account Balance                                           0.00
          Ending Total Principal Balance                                        825,928,482.40

     (b)  Series Allocations                                                     Series 1997-1       Series 1998-1     All Series
          =======================================================          =========================================================
          Group Number                                                                1                  2
          Investor Interest                                                     300,000,000.00      400,000,000.00   700,000,000.00
          Adjusted Investor Interest                                            300,000,000.00      400,000,000.00   700,000,000.00
          Principal Funding Account Balance                                               0.00                0.00             0.00
          Minimum Transferor Interest                                                                                 57,814,993.77

     (c)  Group I Allocations                                                    Series 1997-1       Total Group I
          =======================================================          ==========================================
          Investor Finance Charge Collections                                     4,349,048.52        4,349,048.52

          Investor Monthly Interest                                               1,517,968.33        1,517,968.33
          Investor Monthly Fees (Servicing Fee)                                     375,000.00          375,000.00
          Investor Default Amounts                                                1,241,988.92        1,241,988.92
          Investor Additional Amounts                                                     0.00                0.00
          Total                                                                   3,134,957.25        3,134,957.25

          Reallocated Investor Finance Charge Collections                         4,349,048.52        4,349,048.52
          Available Excess                                                        1,214,091.27        1,214,091.27

     12.  Series 1997-1 Certificates
                                                                                 Series 1997-1        All Other       Transferor's
     (a)  Investor/Transferor Allocations                     Trust                 Interest          Series          Interest
          ==========================================================================================================================
          Beginning Investor/Transferor Amounts          831,486,873.65         300,000,000.00      400,000,000.00    131,486,873.65
          Beginning Adjusted Investor Interest           831,486,873.65         300,000,000.00      400,000,000.00
          Floating Investor Percentage                      100.000000%             36.079950%          48.106590%
          Fixed Investor Percentage                         100.000000%             36.079950%          48.106590%
          Collections of Finance Chg. Receivables         12,053,920.56           4,349,048.52        5,798,730.14
          Collections of Principal Receivables            93,589,620.90          33,767,088.40       45,022,775.21
          Net Default Amount                               3,442,324.39           1,241,988.92        1,655,984.88

          Ending Investor/Transferor Amounts             825,928,482.40         300,000,000.00      400,000,000.00    125,928,482.40

Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                                      Collateral
     (b)  Monthly Period Funding Requirements                  Class A                Class B         Interest             Total
          ==========================================================================================================================
          Principal Funding Account                                0.00                   0.00               0.00              0.00
          Principal Funding Investment Proceeds                    0.00                   0.00               0.00              0.00
          Withdrawal from Reserve Account                          0.00                   0.00               0.00              0.00
          Available Reserve Account Amount                         0.00                   0.00               0.00              0.00
          Required Reserve Account Amount                          0.00                   0.00               0.00              0.00

          Coupon                                               6.15000%               6.35000%           4.58000%          6.07187%
          Floating Investor Percentage                        31.20915%               2.52560%           2.34520%         36.07995%
          Fixed Investor Percentage                           31.20915%               2.52560%           2.34520%         36.07995%
          Investor Monthly Interest                        1,329,937.50             111,125.00          76,905.83      1,517,968.33
          Overdue Monthly Interest                                 0.00                   0.00               0.00              0.00
          Additional Interest                                      0.00                   0.00               0.00              0.00
              Total Interest Due                           1,329,937.50             111,125.00          76,905.83      1,517,968.33
          Investor Default Amounts                         1,074,320.19              86,939.34          80,729.39      1,241,988.92
          Investor Monthly Fees                              324,375.00              26,250.00          24,375.00        375,000.00
          Investor Additional Amounts                              0.00                   0.00               0.00              0.00
              Total Due                                    2,728,632.69             224,314.34         182,010.22      3,134,957.25

                                                                                                      Collateral
     (c)  Certificates - Balances and Distributions            Class A                Class B         Interest             Total
          ==========================================================================================================================
          Beginning Investor Interest                    259,500,000.00          21,000,000.00      19,500,000.00    300,000,000.00
          Monthly Principal - Prin. Funding Account                0.00                   0.00               0.00              0.00
          Principal Payments                                       0.00                   0.00               0.00              0.00
          Interest Payments                                1,329,937.50             111,125.00          76,905.83      1,517,968.33
          Total Payments                                   1,329,937.50             111,125.00          76,905.83      1,517,968.33
          Ending Investor Interest                       259,500,000.00          21,000,000.00      19,500,000.00    300,000,000.00

     (d)  Information regarding Payments in respect of the Class A Certificates
          (per $1,000 original certificate principal amount)
          1.   Total Payment                                                                                               5.125000
          2.   Amount of Payment in respect of Class A Monthly Interest                                                    5.125000
          3.   Amount of Payment in respect of Class A Overdue Monthly Interest                                            0.000000
          4.   Amount of Payment in respect of Class A Additional Interest                                                 0.000000
          5.   Amount of Payment in respect of Class A Principal                                                           0.000000

     (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
          1.   Total Amount of Class A Investor Charge-Offs                                                                    0.00
          2.   Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                         0.00
          3.   Total amount reimbursed in respect of Class A Investor Charge-Offs                                              0.00
          4.   Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
               principal amount                                                                                                0.00
          5.   The amount, if any, by which the outstanding Principal Balance of the Class A
               Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
               transactions on such Distribution Date                                                                          0.00

     (f)  Information regarding Payments in respect of the Class B Certificates
          (per $1,000 original certificate principal amount)
          1.   Total Payment                                                                                               5.291667
          2.   Amount of Payment in respect of Class B Monthly Interest                                                    5.291667
          3.   Amount of Payment in respect of Class B Overdue Monthly Interest                                            0.000000
          4.   Amount of Payment in respect of Class B Additional Interest                                                 0.000000
          5.   Amount of Payment in respect of Class B Principal                                                           0.000000

Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)

     (g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
          1.   Amount of reductions in Class B Investor Interest                                                               0.00
          2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount              0.00
          3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                                   0.00
          4.   Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
               certficate principal amount                                                                                     0.00
          5.   The amount, if any, by which the outstanding Principal Balance of the Class B
               Certificates exceeds the Class B Investor Interest after giving effect to all
               transactions on such Distribution Date                                                                          0.00

     (h)  Information regarding the Distribution in respect of the Collateral Interest
          1.   Total distribution                                                                                          3.943889
          2.   Amount of distribution in respect of Collateral Monthly Interest                                            3.943889
          3.   Amount of distribution in respect of Collateral Overdue Interest                                            0.000000
          4.   Amount of distribution in respect of Collateral Monthly Principa                                            0.000000

     (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
          1.   Amount of reductions in Collateral Interest                                                                     0.00
          2.   Total amount reimbursed in respect of reductions of Collateral Interest                                         0.00

     (j)  Application of Reallocated Investor Finance Charge Collections
          1.   Class A Available Funds                                                                                 3,761,926.15

               a.   Class A Monthly Interest                                                                           1,329,937.50
               b.   Class A Overdue Monthly Interest                                                                           0.00
               c.   Class A Additional Interest                                                                                0.00
               d.   Class A Servicing Fee                                                                                324,375.00
               e.   Class A Investor Default Amount                                                                    1,074,320.19
               f.   Excess Spread                                                                                      1,033,293.46

          2.   Class B Available Funds                                                                                   304,433.82

               a.   Class B Monthly Interest                                                                             111,125.00
               b.   Class B Overdue Monthly Interest                                                                           0.00
               c.   Class B Additional Interest                                                                                0.00
               d.   Class B Servicing Fee                                                                                 26,250.00
               e.   Excess Spread                                                                                        167,058.82

          3.   Collateral Holder Available Funds                                                                         282,688.55

               a.   Excess Spread                                                                                        282,688.55

          4.   Total Excess Spread                                                                                     1,483,040.83

Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)

     (k)   Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1.   Beginning Excess Spread                                                                                 1,483,040.83
          2.   Excess Finance Charge Collections                                                                               0.00
          3.   Applied to fund Class A Required Amount                                                                         0.00
          4.   Unreimbursed Class A Investor Charge-Offs                                                                       0.00
          5.   Applied to fund Class B Required Amount                                                                    86,939.34
          6.   Reductions of Class B Investor Interest treated as Available Principal Collections                              0.00
          7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                              76,905.83
          8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee             24,375.00
          9.   Collateral Investor Default Amount treated as Available Principal Collections                              80,729.39
          10.  Reductions of Collateral Interest treated as Available Principal Collections                                    0.00
          11.  Deposit to Reserve Account (if required)                                                                        0.00
          12.  Applied to other amounts owed to Collateral Interest Holder                                                     0.00
          13.  Balance to constitute Excess Finance Charge Collections for other series                                1,214,091.27

     13.  Trust Performance
     (a)  Delinquencies
          1.   30-59 days                                                                                             10,588,239.44
          2.   60-89 days                                                                                              6,604,257.71
          3.   90 days and over                                                                                       10,135,752.75
          4.   Total 30+ days delinquent                                                                              27,328,249.90

     (b)  Base Rate
          a.   Current Monthly Period                                                                                      8.07187%
          b.   Prior Monthly Period                                                                                        8.08144%
          c.   Second Prior Monthly Period                                                                                 8.11753%
     (c)  Three Month Average Base Rate                                                                                    8.09028%

     (d)  Portfolio Yield (gross portfolio yield less net defaults)
          a.   Current Monthly Period                                                                                     12.42824%
          b.   Prior Monthly Period                                                                                       12.92760%
          c.   Second Prior Monthly Period                                                                                13.51314%
     (e)  Three Month Average Portfolio Yield                                                                             12.95632%

     (f)  Excess Spread Percentage
          a.   Current Monthly Period                                                                                      4.85637%
          b.   Prior Monthly Period                                                                                        5.34615%
          c.   Second Prior Monthly Period                                                                                 5.89561%
     (g)  Three Month Average Excess Spread Percentage                                                                     5.36604%

     (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             12.70538%%

     (i)  Portfolio Adjusted Yield                                                                                         4.35637%

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of July.



                       First USA Bank, National Association, as Servicer

                       By:  /s/ Tracie Klein
                          -----------------------------------
                       Name:   Tracie Klein
                       Title:  First Vice President